                                                                   EXHIBIT 10.31


                           PILASITE LICENSE AGREEMENT

         This LICENSE AGREEMENT ("Agreement") is made as of the 18th day of July, 1996 (the "Effective Date") by and between InSite Vision Incorporated, a Delaware corporation, having offices at 965 Atlantic Avenue, Alameda, California 94501 ("InSite") and Bausch & Lomb Pharmaceuticals, Inc., a Delaware corporation, having offices at 8500 Hidden River Parkway, Tampa, Florida 33637 ("B&L").

         WHEREAS, InSite owns certain proprietary rights and know-how relating to the manufacture, use and sale of PilaSite(R) (as defined herein);

         WHEREAS, B&L desires to acquire, and InSite is willing to grant to B&L, a license under such proprietary rights and know-how under the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties agree as follows:

         1. DEFINITIONS

            The following terms as used in this Agreement shall have the meanings set forth in this Section :

            1.1 "Affiliate" shall mean all corporations or business entities which directly or indirectly are controlled by, control or are under common control with B&L or InSite as the case may be.

            1.2 "Agreement Period" shall mean the period commencing upon the Effective Date and extending until the termination of this Agreement pursuant to
Section 14 hereof.

            1.3 "FDA" shall mean the United States Food and Drug Administration or any successor entity thereto.

            1.4 "Know-How" shall mean all technology, formula, trade secrets, technical data, pre-clinical and clinical data, toxicological and pharmacological data and any other information or experience owned, controlled or in the possession of InSite as of the Effective Date relating to or useful in connection with the development, manufacture, use or sale of PilaSite as well as any improvements or modifications to such Know-How developed by, or by any third party for, InSite during the Agreement Period.

            1.5 "Major Markets" shall mean those countries listed on Exhibit C.

            1.6 "NDA" shall mean a New Drug Application as defined in the United States Federal Food, Drug and Cosmetic Act ("FFDCA") and applicable regulations promulgated thereunder.

            1.7 "Net Sales" shall mean the amount invoiced by B&L, its Affiliates or sublicensees to independent third parties for the sale of PilaSite, less cash discounts and/or quantity discounts allowed; credit for customer returns and allowances; charges for freight handling and transportation as well as freight insurance which are separately billed to B&L; chargebacks; Medicaid rebates and rebates made or taken in amounts customary in the industry; and sales and use taxes and other similar taxes incurred by B&L all as determined in accordance with B&L's standard accounting practices. Net Sales shall not include product samples or clinical trial supplies.

            1.8 "1984 Act" shall mean the United States Drug Price Competition and Patent Term Restoration Act of 1984 as amended, including 21 USC Section 355, 35 USC Section 155-156, 35 USC Section 271 and applicable regulations promulgated thereunder.

            1.9 "Patent Rights" shall mean all of InSite's right, title and interest in and to any worldwide patents or patent applications, any claim of which would cover PilaSite or its manufacture or use which are owned by or licensed to InSite as of the Effective Date, as set forth on Exhibit D hereto, and any continuations, continuations in part, divisions, re-examinations, re-issues or extensions of any of the above described patents or patent applications.

            1.10 "PilaSite" shall mean an ophthalmic formulation containing pilocarpine as the sole active ingredient in the DuraSite(R) polymer suspension vehicle.

            1.11 "Royalty Period" shall be determined on a country-by-country basis and shall mean that period beginning on the date of the first commercial sale of PilaSite by B&L in any country and ending upon the later of the expiration of all Patent Rights in such country or * * * from the first commercial sale of PilaSite by B&L in such country. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

            1.12 "Secondary Royalty Period" shall be determined on a country-by country basis and shall mean that period beginning on the date the Royalty Period for such country expires and ending upon the expiration of this Agreement, including any extension thereof.

            1.13 "Territory" shall mean anywhere in the world.

         2. GRANT


                                       2.

         2.1 (a) InSite hereby grants to B&L during the Agreement Period a license or sublicense, with the right to sublicense, under the Patent Rights and unpatented Know-How referred to in the following sentence, to manufacture, have manufactured, use, import and sell PilaSite for eye care. The Patent Rights and Know-How licensed or sublicensed under this Section 2 shall consist of all of the Patent Rights and unpatented Know-How already invented, developed or owned by InSite or licensed to InSite on the Effective Date which may relate to the manufacture, use, import or sale of PilaSite and any improvements or modifications thereto developed or obtained by InSite during the Agreement Period.

             (b) In consideration for the license granted in Section 2.1(a) above, B&L shall pay InSite a license fee in the amount of * * * (the "License Fee"). The License Fee shall be paid by B&L as follows: (i) * * * within five
(5) days after the Effective Date; and (ii) the remaining * * *, in one or more installments equal to, and paid on the same day as, any facility expense payments in excess of * * * due from InSite to B&L (the "Additional Expense Payments") in accordance with Section 3.2 of that certain BetaSite Supply Agreement between InSite and B&L of even date herewith (the "Supply Agreement"). In the event that, pursuant to the Supply Agreement, InSite's Additional Expense Payments are less than * * *, B&L shall pay InSite an amount equal to * * * less all Additional Expense Payments made by InSite upon the earlier to occur of (x) January 15, 1997, (y) as determined in the reasonable judgment of B&L, the successful completion of the Phase III clinical study report for the PilaSite NDA. All payments provided for in this paragraph shall be made by wire transfer in immediately available United States dollars to such account as InSite shall specify in writing to B&L not less than two (2) days prior to the date such payment is due. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

             (c) Under the foregoing license and sublicense, B&L (and B&L's sublicensees) shall have the exclusive right under the Patent Rights and Know-How referred to above to manufacture, import, have manufactured, use and sell PilaSite anywhere in the world.

         2.2 (a) InSite shall take all steps necessary, and shall bear all costs, to complete and submit an NDA for PilaSite with the FDA and shall use its reasonable efforts (consistent with similarly situated companies) to cause such NDA to be approved by FDA. Provided, however, that B&L shall be responsible for performing and shall bear the costs of, except as otherwise provided herein, the Services (as more fully described on Schedule 2.2(a) attached hereto). Notwithstanding anything contained herein to the contrary, in the event that B&L, after five (5) good faith attempts, is unable to successfully manufacture, stability test and validate three (3) QA/QC-release lots of Product for NDA registration purposes, B&L and InSite shall equally share all costs incurred in connection with the manufacture, stability testing and validation of three (3) additional QA/QC-release lots for


                                       3.

NDA registration purposes (the "Additional Stability Studies"); and provided, further, that in the event that the parties are unable to successfully complete the Additional Stability Studies, B&L's president and InSite's chief executive officer shall, within ten (10) days, meet to jointly determine the appropriate action. B&L shall provide InSite with all data and reports from the aforementioned developmental activities for purposes of InSite's submission of the NDA.

             (b) B&L may develop a drug master file ("DMF") covering its manufacture of PilaSite. In the event that B&L undertakes to develop a DMF, it shall not be required to exercise efforts beyond those employed by B&L for other customers of B&L for contract manufactured product. B&L shall allow InSite to reference the DMF in the course of seeking and obtaining FDA approval of the NDA, and shall provide InSite with the DMF reference letter; provided, however, that B&L's obligations to disclose to InSite the contents of the DMF shall be limited to those sections which pertain to B&L's manufacture of PilaSite. B&L shall be responsible for providing InSite with the CMC Section for inclusion in the NDA.

             (c) B&L shall use its best commercial efforts consistent with good business judgment, and shall bear all costs incurred therefor, to file applications for regulatory approval of PilaSite in the Major Markets and shall use reasonable efforts to cause such applications to be approved by all necessary regulatory authorities in each Major Market. In the event that B&L elects not to file applications for regulatory approval of PilaSite in any Major Market within six (6) months of the date the PilaSite NDA is approved, or fails to use reasonable efforts to cause any such applications to be approved by the necessary regulatory authorities, or fails to maintain such regulatory approvals, upon thirty (30) days advanced written notice by InSite, the license granted by InSite to B&L in Section 2.1(a) above shall no longer be exclusive in such Major Market. In such event, the royalty paid by B&L on sales of PilaSite in such Major Market for which the license is no longer exclusive shall continue to be calculated in accordance with Section 3 below; provided, however, that in no event shall the royalty paid by B&L exceed the royalties paid by any other nonexclusive licensee in such Major Market.

         2.3 B&L shall use commercially reasonable efforts consistent with good business judgment, relevant to the country involved, to commercialize and sell PilaSite in the Territory.

         2.4 In the event that, in the course of performing its obligations hereunder prior to the approval for sale of PilaSite, either party is required to expend sums or efforts that would render commercially impracticable its activities to complete such approval, then the parties shall meet and discuss in good faith, how and whether to proceed toward PilaSite approval.

         3. ROYALTIES


                                       4.
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         3.1 (a) In consideration of the rights granted in Section 2 above, during the Royalty Period in any country, B&L shall pay InSite royalties consisting of * * * of Net Sales of PilaSite in such country. In the event that during the Royalty Period for any country, any of InSite's Patent Rights expire or are invalidated, or InSite is unable or elects not to obtain a patent in such country, and generic versions of PilaSite are being sold in such country (and such generic sales are not in contravention of any governmental, judicial or private regulatory rules, regulations, laws, orders or judgments in effect in such country), the royalty rate paid by B&L for sales in such country shall be reduced to * * * of Net Sales in such country. During the Secondary Royalty Period in any country, B&L shall pay InSite the following royalties on Net Sales of PilaSite: (i) * * * of Net Sales of PilaSite during the first year of the Secondary Royalty Period; (ii) * * * of Net Sales of PilaSite for the second year of the Secondary Royalty Period; and (iii) * * * of Net Sales of PilaSite during the third year of the Secondary Period and during any subsequent year in which this Agreement or any extension thereof is in effect. In addition, during the Secondary Royalty Period in any country, B&L shall pay InSite royalties of *
* * of Net Sales of the Generic (as defined below) unless B&L's sale of the Generic was pursuant to the filing of an ANDA (as hereinafter defined) and without any cooperation from InSite whatsoever, in which event B&L's obligation to pay a royalty to InSite in connection with its sales of the Generic shall exist for * * * years of the Secondary Royalty Period. Notwithstanding anything contained herein to the contrary, B&L shall not be required to pay InSite any royalty on Net Sales of the Generic after the end of the * * * of the Secondary Royalty Period. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         (b) Notwithstanding anything in this Agreement to the contrary, if any of the Patent Rights expire or are invalidated, or if InSite is unable or elects not to obtain a patent in such country, and generic versions of PilaSite are being sold in such country (and such generic sales are not in contravention of any governmental, judicial or private regulatory rules, regulations, laws, orders or judgments in effect in such country), B&L shall have the right to manufacture, use, import, sell and distribute a generic equivalent to PilaSite by either submitting and receiving approval of an abbreviated new drug application, and, in countries other than the United States, an equivalent abbreviated application ("ANDA") or obtaining from InSite the right to supplement or amend the NDA, or foreign equivalent, to introduce a generic form of PilaSite (the "Generic"). If B&L submits an ANDA for the Generic, it shall notify InSite in writing at least ninety (90) days prior to the date of submission and InSite shall cooperate with B&L in the preparation of such submission. Alternatively, if B&L elects to submit a supplement to the NDA, or foreign equivalent, with respect to the Generic, B&L may request from InSite, and InSite shall grant B&L, such specific rights to the NDA, or foreign equivalent, as are necessary to enable B&L to submit such supplement to introduce and sell the Generic. If B&L elects to launch the Generic in any country prior to the end of the Royalty Period in such country, in anticipation of the entry of a third party generic competitor, the royalty due on sales of such Generic by B&L shall be * * * of Net Sales until the end of the

                                       5.

Royalty Period. InSite hereby covenants not to sue B&L for patent infringement relating to sales of the Generic which are in accordance with this Section 3.1(b) during the Royalty Period in such country. [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

         3.2 Sales of PilaSite between or among B&L, its Affiliates and sublicensees shall not be subject to any royalty hereunder, and in such cases royalties shall be calculated upon B&L or its Affiliates' or sublicensees' Net Sales to an independent third party. B&L shall be responsible for payment of any royalty accrued on Net Sales of PilaSite to such independent third party through B&L's Affiliates or sublicenses. Royalties shall accrue hereunder only once in respect of the same unit of the PilaSite.

         4. TIMING OF ROYALTY PAYMENTS; RECORDS

            4.1 Within 45 days after the end of each calendar quarter, B&L shall pay to InSite the royalty payment due for such quarter in U.S. dollars. Such royalty shall be converted, where applicable, from the currency of the country in which the sale was made into U.S. dollars at the average month-end exchange rates for such quarter as calculated based on the daily exchange rate published in the Wall Street Journal.

            4.2 Together with each quarterly royalty payment, B&L shall submit to InSite a written accounting showing its computation of royalties due under this Agreement for such quarter. Said accounting shall set forth gross sales, Net Sales, the exchange rate applied, if any, and the total royalties due for the quarter in question.

            4.3 B&L shall keep full and accurate books and records reflecting the sales of PilaSite and the data used in arriving at Net Sales and the amount of royalties payable to InSite hereunder for no less than one year after the end of each such quarter. B&L shall permit InSite, at InSite's expense, to have such books and records examined by independent certified public accountants retained by InSite and reasonably acceptable to B&L, during regular business hours upon reasonable advance notice, but not later than one year following the rendering of any such reports, accounting and payments, and no more often than one time per year. Such independent accountants shall keep confidential (under a written confidentiality agreement reasonably acceptable to B&L) any information obtained during such examination and shall report to InSite only the amounts of royalties which the independent accountant believes to be due and payable hereunder. If such examination discloses a discrepancy of 5% or more in any amount due InSite under this Agreement, B&L shall reimburse InSite for the out-of-pocket cost of such examination, including any reasonable professional fees and expenses incurred by InSite.

         5. WARRANTIES

            5.1 InSite warrants and represents that:

                  (a) it is the owner of the Patent Rights and Know-How and has the right to license or sublicense, in the manner set forth in this Agreement, said Patent Rights and Know-How free of any lien or encumbrance in the Territory;


                                       6.

                  (b) it has not assigned or conveyed any interest in the Patent Rights or Know-How which may be inconsistent with the rights granted hereunder;

                  (c) to the best of its knowledge and after a diligent search, the practice of the Patent Rights and Know-How in the Territory does not infringe any rights of third parties;

                  (d) it is not aware that any third party is infringing the Patent Rights;

                  (e) it is a corporation duly incorporated and in good standing in its state of incorporation and has all requisite power to enter into and perform this Agreement. Upon execution by the parties hereto, this Agreement shall constitute a valid and legally binding obligation of InSite, enforceable in accordance with its terms; and

                  (f) it has prosecuted all patent applications within the Patent Rights in good faith and has no reason to believe that any patent included within the Patent Rights would be invalid or would be held to be unenforceable by a court of competent jurisdiction.

         6. TRANSFER AND OWNERSHIP OF KNOW-HOW; MAINTENANCE OF NDA

            6.1 As part of the license granted in Section 2, and in order to enable B&L to develop, make, have made, use and sell PilaSite, InSite shall provide B&L with all Know-How within thirty (30) days after signing this Agreement. In addition, all improvements or modifications to such Know-How generated or obtained by InSite during the Agreement Period shall be transferred to B&L within thirty (30) days of its generation or receipt by InSite. Such Know-How is provided to B&L subject to the confidentiality restrictions set forth in this Agreement.

            6.2 (a) Following FDA approval of the NDA, B&L agrees to take any and all action necessary to ensure that the NDA is maintained and all statutory obligations associated therewith are fulfilled. To facilitate B&L's ability to assume responsibility for maintaining the NDA, contemporaneously with the execution of this Agreement, InSite shall execute and deliver a letter substantially in the form of Exhibit A to this Agreement, authorizing B&L to act on InSite's behalf as the responsible agent. Such letter shall be updated and modified as necessary, but no less frequently than annually at the reasonable request of B&L.

                (b) InSite hereby grants to B&L a right of reference with respect to all information contained in the NDA, and any supplements or amendments to such NDA. This right of reference shall include a right of reference for purposes of Section 505(b)(2) of the FFDCA and its implementing regulations. Contemporaneously with the execution of this Agreement, InSite shall execute a letter substantially in the form of Exhibit B to this Agreement (a "Right of Reference Letter").


                                       7.

                (c) InSite hereby grants B&L the right to receive, upon written request and at the expense of InSite, complete copies of the NDA, including any supplements or amendments thereto, all correspondence with the FDA regarding the NDA or PilaSite in general, all minutes of meetings held between the FDA and InSite to discuss the NDA or PilaSite in general, all memoranda of conversations between InSite and the FDA that relate to the NDA or PilaSite in general, and all of InSite's Know-How. From and after the date hereof, InSite agrees that it shall not transfer ownership of the NDA or any Know-How to any person or entity other than B&L without the prior written consent of B&L, which consent shall not be unreasonably withheld; provided, however, that B&L's prior written consent shall not be required for InSite to transfer nonexclusive rights to the NDA or Know-How to any third party for the purpose of manufacturing, marketing and distributing PilaSite in any Major Market in which B&L no longer has an exclusive license pursuant to the operation of Section 2.2(b) above.

                (d) B&L agrees to provide InSite with (i) fifteen (15) days' notice prior to submission to the FDA of any routine submissions or insignificant amendments such as minor labeling changes or minor manufacturing changes and (ii) forty-five (45) days' notice prior to submission to the FDA of any submission, supplement or amendment not referred to in Section 6.2(d)(i) hereof. B&L shall provide complete copies of all proposed supplements, submissions and amendments to InSite upon giving notice to InSite of such proposed submission. From and after the date hereof, B&L agrees that it shall not submit to the FDA any NDA supplement or amendment with respect to PilaSite without the consent of InSite, which consent shall not be unreasonably withheld and B&L may assume that InSite consents to any proposed submission that InSite does not object to by the end of the relevant notice period. B&L further agrees to promptly provide InSite with copies of all correspondence with and reports to the FDA or any other agency regarding PilaSite or the NDA, all minutes of meetings held between the FDA and B&L to discuss PilaSite or the NDA, and all memoranda of any conversations between B&L and the FDA that relate to PilaSite or the NDA.

         7. CONFIDENTIALITY

            7.1 InSite and B&L shall keep any Know-How or business information provided or made available by the other party or its Affiliates hereunder confidential, and neither InSite nor B&L shall, without the prior written consent of the other party or its Affiliates, as the case may be, use (except as expressly permitted by this Agreement or for the purposes of this Agreement), or disclose to any third party, any Know-How or business information provided or made available by the other party or its Affiliates hereunder; provided, however, that the foregoing shall not apply to information which the party receiving such information can establish by written documentation to (i) have been publicly known at the time of disclosure by the other party or its Affiliates, as the case may be, (ii) have become publicly known, without fault on its part, subsequent to such disclosure, (iii) have been otherwise known by it from a source (other than the other party or its agents or

                                       8.

Affiliates), lawfully having possession of such information, or (v) have been developed by it or its Affiliates independently of the disclosure by the other party or its Affiliates.

         The foregoing shall not preclude the disclosure of information by InSite or B&L:

            (a) to its legal representatives, Affiliates, consultants, outside contractors and (if it has the right to grant the license or sublicense) its licensees and sublicensees, under like confidentiality obligations on the part of the recipients, or

            (b) to the extent required by law or regulation, provided that, to the extent reasonably possible, it shall give prompt written notice of the proposed disclosure to the other party or its Affiliates, as the case may be, so as to allow the other party or its Affiliates, as the case may be, an opportunity to object to such requirement and, if applicable, assure that confidential treatment will be accorded to such information, or

            (c) to the extent that such information is reasonably required to be disclosed for the purpose of securing necessary governmental authorization for the clinical testing or marketing of products or for the purpose of conducting clinical testing or marketing of products, or of prosecuting or defending litigation.

            7.2 The terms of this Agreement shall not be disclosed by either party to any third party (other than as provided in Subsections 7.1(a), (b) and (c) above) or be published unless both parties expressly agree otherwise in writing. Furthermore, neither party shall use the name of the other party or its Affiliates without their prior written consent. However, the foregoing restrictions shall not apply to the disclosure of information set forth in the form of an agreed-upon press release, if any, which may be prepared in mutually agreeable format and substance for release when this Agreement becomes effective, or to disclosures required by law or regulation.

         8. PATENTS

            8.1 InSite shall undertake and shall bear all costs of the prosecution and maintenance of the Patent Rights in the Territory. InSite shall employ reasonable efforts to keep B&L fully and timely informed with respect to the course and conduct of patent application prosecution matters within the scope of Patent Rights.

            8.2 If InSite elects to terminate either the prosecution or maintenance of the Patent Rights prior to the completion of normal prosecution before the patent examiner or prior to the end of the term for maintenance, as the case may be, it will give B&L sixty (60) days prior written notice of such election prior to any time limit on any action due. B&L, upon receipt of such notice, shall have the option to undertake the continuation of such prosecution or maintenance and InSite will transfer title to B&L for such patent application or patent.


                                       9.

         9. ENFORCEMENT OF PATENT RIGHTS

            9.1 If either party shall become aware of any infringement or threatened infringement of any Patent Rights, including that contained in a notice provided under the 1984 Act by a party filing an NDA for PilaSite, then the party having such knowledge shall give notice to the other within ten (10) days of becoming aware of such infringement or threatened infringement.

            9.2 InSite shall have the first right but not an obligation to bring an enforcement action or to take any other reasonable steps to defend the Patent Rights against infringement and B&L shall in such event give all reasonable assistance to InSite with respect to patent and legal questions. The costs of such patent enforcement shall be borne by InSite. If InSite does not commence a particular infringement action within ninety (90) days after it has received notice of such infringement, B&L, after notifying InSite in writing, shall be entitled to bring such infringement action or other appropriate action or claim at its own expense but shall request in writing that InSite fund 50% of such expenses. If InSite declines to pursue such action or fails to respond to B&L within sixty (60) days after receipt of B&L's notice that it will do so, B&L shall have the right to undertake such action and if InSite fails to fund 50% of B&L's expenses in pursuing such action, then B&L shall be entitled to 100% of all recoveries and B&L shall no longer be required to pay royalties to InSite for PilaSite in the country in which such action was prosecuted. Recovery from any settlement or judgment from any such action in the Territory either pursued by InSite or co-funded by InSite shall go first to reimburse the expenses of the parties and the remainder shall be shared by the parties on a 50%/50% basis. Notwithstanding the foregoing, if the monetary recovery is less than the out-of-pocket expenses of InSite and B&L, reimbursement shall be on a pro rata basis, based upon cost incurred. In any event, InSite and B&L shall assist one another and reasonably cooperate in any such litigation at the other's request without expense to the requesting party.

            9.3 If InSite and B&L, after consultation with each other, elect not to bring individually or jointly, or if InSite and B&L, as the case may be, are/is not able to stop such infringing activities in any country, the applicable royalty for such country shall be adjusted as set forth in Section 3.1, if applicable.

         10. INDEMNIFICATION

             10.1 Indemnification of B&L. InSite shall indemnify, defend, save and hold B&L and each of its Affiliates, officers, directors, employees and agents harmless from and against any liability, loss, damage, cost or expense including reasonable attorneys' fees and expenses, excluding consequential or special damages ("Loss" or "Losses") resulting from or arising out of (a) any material breach of any warranty hereunder or material non-fulfillment or non-performance by InSite of any agreement, covenant or obligation of InSite under this Agreement; (b) any actual or alleged defect in PilaSite manufactured by B&L, other than any actual or alleged defect arising out of B&L's failure to manufacture PilaSite in accordance with the terms of this Agreement and except as otherwise provided in Sections 10.2 and 10.3 below; (c) FDA enforcement action, inspection or product recalls or market withdrawals relating to PilaSite, except where arising out of or resulting from B&L's failure to manufacture PilaSite in


                                      10.

accordance with the terms of this Agreement or B&L's labeling, packaging, promotion, distribution, or marketing of finished units of PilaSite and except as provided in Sections 10.2 and 10.3 below; and (d) any actual or alleged infringement or violation by the Patent Rights or Know-How of any patent, trade secret or other proprietary right of any third party.

             10.2 Indemnification of InSite. B&L shall indemnify, defend, save and hold InSite and each of its Affiliates, officers, directors, employees and agents harmless from and against Loss or Losses resulting from, or arising out of (a) a material breach of any warranty hereunder or material non-fulfillment or non-performance by B&L of any agreement, covenant or obligation of B&L under this Agreement; (b) any actual or alleged defect in PilaSite manufactured hereunder arising out of B&L's failure to manufacture PilaSite in accordance with the terms of this Agreement, including without limitation, defects due to tampering with PilaSite during the manufacturing process; (c) B&L's acts relating to the promotion, marketing, labeling, packaging and/or distribution of PilaSite; and (d) FDA enforcement action, inspection, product recalls or market withdrawals relating to PilaSite resulting from B&L's failure to manufacture PilaSite in accordance with the terms of this Agreement or arising out of the labeling or packaging of finished units of PilaSite.

             10.3 Joint Obligations. InSite and B&L shall equally share any Losses, and shall jointly defend any actions related thereto, resulting from or arising out of acts, actions, defects, product recalls or market withdrawals for which responsibility is not specifically apportioned by Sections 10.1 and 10.2 above. Such joint obligations shall include, without limitation, product recalls or market withdrawals due to any tampering with PilaSite after manufacture and distribution by B&L. Any such product recalls or market withdrawals shall be controlled and conducted by B&L.

             10.4 Survival. The provisions of this Section 10 shall survive any termination of this Agreement.

             10.5 Indemnification Procedures. Upon the occurrence of an event which requires indemnification under this Agreement (an "Indemnification Event"), the indemnified party shall give prompt written notice to the indemnifying party providing reasonable details of the nature of the event and the basis of the indemnity claim. The indemnifying party shall then have the right, at its expense and with counsel of its choice, to defend, contest or otherwise protect against any such action. The indemnified party shall also have the right, but not the obligation, to participate at its own expense in the defense thereof with counsel of its choice. The indemnified party shall cooperate to the extent reasonably necessary to assist the indemnifying party in defending, contesting or otherwise protesting against any such action provided that the reasonable out-of-pocket cost in doing so shall be paid by the indemnifying party. If the indemnified party fails to promptly notify


                                      11.

the indemnifying party of the occurrence of an Indemnification Event and such failure has a material adverse effect on the indemnifying party, the indemnified party shall not be entitled to indemnification with respect to such Indemnification Event. If the indemnifying party fails within thirty (30) days after receipt of such notice (a) to notify the indemnified party of its intent to defend, or (b) to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding, or fails to diligently continue to provide such defense after undertaking to do so, the indemnified party shall have the right, upon ten (10) days' prior written notice to the indemnifying party, to defend, settle and satisfy any such suit, action, claim, investigation or proceeding and recover the reasonable costs of the same from the indemnifying party.

         11. PATENT TERM EXTENSION

             Within sixty (60) days after approval of an NDA for PilaSite, and at B&L's option, B&L shall have the right to file at its own cost and expense an application for an extension of any United States patent falling within the Patent Rights, and, where applicable, for extension of Patent Rights in any other country of the Territory under similar laws permitting patent term extension. InSite designates B&L as its agent with respect to such filing and prosecution for patent term extension, and agrees to cooperate with B&L in providing any information required under the relevant United States laws or similar laws outside the United States. Such action by B&L may be undertaken in the name of InSite, if deemed necessary or appropriate by B&L, and InSite agrees to cooperate with B&L, and execute any documents reasonably necessary relating to such action.

         12. TRADEMARK

             InSite shall grant B&L an exclusive license to the trademark PilaSite; provided, however, that such license shall be nonexclusive in any Major Market for which the general technology license granted hereunder becomes nonexclusive pursuant to Section 2.2(b).

         13. NOTICES

             All notices required or permitted hereunder shall by given in writing and sent by facsimile transmission, or mailed postage prepaid by first class certified or registered mail, or sent by a nationally recognized express courier service, or hand delivered at the following addresses:

                                    Bausch & Lomb Pharmaceuticals, Inc.
                                    8500 Hidden River Parkway
                                    Tampa, Florida  33637
                                    Attn: President



                                      12.

                          With a copy to:

                          Bausch & Lomb Incorporated
                          One Bausch & Lomb Place
                          Rochester, New York 14604
                          Attn: General Counsel

                          InSite Vision Incorporated
                          965 Atlantic Avenue
                          Alameda, California  94501
                          Attn: Chief Executive Officer

                          With a copy to:
                          Brobeck, Phleger & Harrison LLP
                          Two Embarcadero Place
                          2200 Geng Road
                          Palo Alto, California  94303
                          Attn: J. Stephan Dolezalek, Esq.

Any notice, if mailed properly addressed, postage prepaid, shall be deemed made three days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if sent by express courier service or on the date of delivery or transmission if hand delivered or sent by facsimile transmission.

         14. TERM AND TERMINATION

             14.1 The term of this Agreement shall begin as of the date hereof and shall remain in effect until the later of the expiration of the last to expire Patent Rights, or ten (10) years from the first commercial sale of PilaSite in the last country in which it is commercially exploited, unless earlier terminated as permitted hereunder. B&L shall have the right, upon 180 days written notice to InSite, to renew this Agreement for an unlimited number of five (5) year terms (each a "Renewal Term"). B&L shall have the right to terminate any Renewal Term only upon 180 days prior written notice to InSite. Upon the termination of this Agreement for any reason, B&L shall have the right, consistent with past practice, to market, distribute, and sell any finished units of PilaSite in B&L's possession at the time of such termination.

             14.2 In the event of a breach or default of this Agreement by either party which is not cured within ninety (90) days after the receipt of notice thereof from the other party, the party not in breach or default shall be entitled (without prejudice to any of its other rights) to terminate this Agreement by giving notice to take effect immediately.

             14.3 B&L may terminate this Agreement and the licenses granted hereunder at any time, without cause, upon 180 days written notice to InSite, at which time B&L, and

                                      13.

its Affiliates and sublicensees, as applicable, shall return to InSite all documented or written Know-How previously provided to B&L by InSite pursuant to
Section 6 of this Agreement.

             14.4 The termination of this Agreement shall not release either party from any obligation which matured prior to the effective date of the termination.

             14.5 The confidentiality obligations set forth in Section 7 shall survive the termination or expiration of this Agreement.

             15. FORCE MAJEURE

                 Neither party shall be responsible or liable to the other hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond such party's reasonable control. In addition, in the event of the applicability of this Section , the party affected by such force majeure shall use reasonable efforts, consistent with good business judgment, to eliminate, cure and overcome any of such causes and resume performance of its obligations.

         16. ASSIGNMENT

             This Agreement and all rights and obligation hereunder are personal to the parties hereto, and may not be assigned without the express prior written consent of the other, which consent shall not be unreasonably withheld. Any assignment or attempt at same in the absence of such prior written consent shall be void and without effect.

         17. GOVERNING LAW

             This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as though made and to be fully performed in said State.

         18. SEVERABILITY

             If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event any provision shall be held invalid, illegal or unenforceable, the parties shall use best efforts to substitute a valid, legal and enforceable provision which, insofar as possible, implements the purposes hereof.



                                      14.

         19. NO WAIVER

             The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect its rights to enforce such provision at a later time.

         20. ENTIRE AGREEMENT

             This Agreement constitutes the entire understanding between the parties relating to the subject matter thereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by the representatives of such parties.

         21. DISPUTE RESOLUTION

             Except that either party may seek equitable relief from a court, if any dispute arises between InSite and B&L with respect to the interpretation or breach of this Agreement, either party shall notify the other of the dispute in writing and shall attempt to resolve the dispute through discussions between INSITE'S Chief Executive Officer and B&L's President. If such officers are unable to resolve the dispute within thirty (30) days after the date written notice of the dispute is delivered, the parties shall seek to resolve the dispute by initiating an Alternative Dispute Resolution ("ADR") in which the Judicial Arbitration and Mediation Services ("JAMS"), Oakland, California shall select the mediator. Such mediator shall hold a hearing to resolve the dispute within sixty (60) days of his or her selection. The location of the hearing shall be Oakland, California. Each party may be represented by counsel and shall have the right to make a presentation of evidence at such hearing. The mediator shall render a disposition on the proposed rulings as expeditiously as possible but not later than fifteen (15) days after the conclusion of the hearing. If the parties are unable to resolve the dispute, the dispute may, upon the agreement of the parties, be settled by arbitration. If the parties agree to arbitrate the dispute, such arbitration shall take place in Alameda County, California in accordance with the then current commercial arbitration rules of the American Arbitration Association and judgment upon the award rendered by the Arbitrator(s) shall be binding on the parties and may be entered by either party in the court or forum, state or federal, having jurisdiction. Notwithstanding anything to the contrary, nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary rights. Further, in the event the parties do not agree to arbitrate any dispute hereunder, either party may seek such other remedy, at law or in equity, as it may deem necessary or appropriate.

                                       15.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BAUSCH & LOMB PHARMACEUTICALS,                INSITE VISION INCORPORATED
  INC.




By: /s/ ALAN P. DOZIER                         By: /s/ S.K. CHANDRASEKARAN
    --------------------------------              ------------------------------
Title:    President                            Title:   Chief Executive Officer




                                      16.

                                    EXHIBIT A

                         TRANSFER OF RESPONSIBILITY FROM
                                 INSITE AND BLP

Center for Drug Evaluation
  and Research
Food and Drug Administration

To Whom It May Concern:

InSite Vision Incorporated ("InSite") hereby appoints Bausch & Lomb Pharmaceuticals, Inc. ("BLP") as the agent of InSite to perform all duties and obligations with respect to maintaining regulatory compliance for ________________ [name of product and NDA number] to BLP as Responsible Agent. These duties may include, but not be limited to, the submission of annual reports, the submission of supplements and amendments, the submission of adverse event reports, the submission of annual drug lists, and the payment of any fees due under the Prescription Drug User Fee Act.

                                    EXHIBIT B

                               RIGHT OF REFERENCE

Center for Drug Evaluation
  and Research
Food and Drug Administration

To Whom It May Concern:

InSite Vision International hereby confers upon Bausch & Lomb Pharmaceuticals, Inc. a right of reference for all statutory purposes under the Federal Food, Drug and Cosmetic Act, including 21 U.S.C. Section 355(b)(2), and implementing regulations with respect to all information contained in [name of new drug application and NDA number].

                                    EXHIBIT C

                                  MAJOR MARKETS

France
Germany
Italy
Spain
United Kingdom
China
India
Japan
South Korea
Taiwan
Canada
Mexico

                                    EXHIBIT D

                                PilaSite Patents


INSITE LICENSED PATENTS                                Patent/Application       Date      Filed/Issued/Allowed

*  J. ROBINSON, BIOADHESIVE COMPOSITION                   4,615,697  P        10/07/86              1
   AND TREATMENT THEREWITH                                4,983,392  P        01/08/91              1
                                                          5,225,196  P        07/06/93              1


INSITE PATENTS

*  OPHTHALMIC SUSPENSIONS                                 5,192,535  P        03/09/93              1

               STATUS OF USSN 07/544,518 AND FOREIGN COUNTERPARTS


    COUNTRY             SERIAL NO.          FILING DATE          PATENT NO.        ISSUE DATE              STATUS
United States        07/544,518          June 27, 1990           5,192,535         March 9, 1993           Issued
*                    *                   *                       *                 *                       *
*                    *                   *                       *                 *                       *
New Zealand          238757              June 27, 1991           238,756           March 16, 1993          Issued
South Africa         914971              June 27, 1991           914971            September 30, 1992      Issued
*                    *                   *                                                                 *
         *           *                   *                                                                 *
         *           *                   *                                                                 *
         *           *                   *                                                                 *


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

SUMMARY

Columbia Patents 1


USA:        USSN 551,295 filed 11/14/83       Abandoned

USA:        USSN 690,483 filed 12/20/84       US 4,615,697    issued 10/07/86      Priority: WO 84US1827; USSN 551,295

USA:        USSN 909,960 filed 09/22/86       US 4,795,436    issued 01/03/89      Priority: USSNs 551,295; 690,483

USA:        USSN 287,464 filed 12/20/88       US 4,983,392    issued 01/08/91      Priority: USSNs 551,295; 690,483; 909,960

USA:        USSN 638,184 filed 01/07/91       US 5,225,196    issued 07/06/93      Priority: USSNs 551,295; 690,483; 909,960;
                                                                                             287,464



Canada:     CA 495209 filed 11/13/85            CA 1260832 issued 09/26/89          Priority: USSN 690,483

PCT:        WO 84US1827 filed 11/09/84          WO 8502092 issued 09/26/89          Priority: USSN 551,195
            Designated States (national):       AU, JP, US
            Designated States (regional):       AT, BE, CH, DE, FR, GB, LU, NL,
                                                SE

Australia:  AU 8436184 filed 11/09/84           AU 565354 issued 06/03/85           Priority: WO 84US1827; USSN 551,295

Japan:      JP 84504250 filed 11/09/84          JP 61500612 issued 04/03/86         Priority: WO 84US1827; USSN 551,295

Europe:     EP 84904286 A filed 11/09/84        EP 163696 A1 issued 11/25/92        Priority: WO 84US1827; USSN 551,295
            Designated States: AT, BE,
            CH, DE, FR, GB, LI, LU, NL, SE

Germany:    EP 84904286 A filed 11/09/84        DE 3485995 issued 01/07/93           Priority: WO 84US1827; USSN 551,295

Austria:    EP 84904286 A filed 11/09/84        AT 82667 issued 12/15/92             Priority: Wo 84US1827; USSN 551,295

Europe:     EP 92105052 A filed 11/09/84        EP 501523 A1 issued 09/02/92         Priority: USSN 551,295
            Unknown-divisional of EP 84904286
            probably

Columbia Patents 2


*            *                                         *
             *                                         *                                         *
*            *                                         *
*            *                                         *

Europe:      EP 90300327 filed 01/11/90                EP 429156 issued 05/29/91                 Priority: USSN 429,770
Europe:      EP 90300340 filed 01/11/90                EP 431719 issued 06/12/91                 Priority: USSN 429,755
Europe:      EP 91901558 filed 10/24/90                EP 500807 issued 09/02/92                 Priority: USSNs 429,770; 429,755
             Designated States (same for all three):   AT, BE, CH, DE, DK ES, FR, GB, GR,
                                                       IT, LI, LU, NL,SE

PCT:         WO 90US6087 filed 10/24/90                WO 9106283 issued 05/16/91                Priority USSNs 429,770; 429,755
             Designated States (national):             AT, AU, BB, BG, BR, CA, CH, DE, DK,
                                                       ES, FI, GB, HU, JP, KP, KR, LK, LU,
                                                       MC, MG, MW, NL, NO, RO, SD, SE,
                                                       SU, US

             Designated States (regional):             AT, BE, CH, DE, DK, ES, FR, GB, GR,
                                                       IT, LU, NL, SE

Australia:   AU 9170331 filed 10/24/90                 AU 639,069 issued 07/15/93                Priority: 90US6087; USSNs 429,770;
                                                                                                 429,755
Brazil:      BR 907807 filed 10/24/90                  BR 9007807 issued 09/29/92                Priority: 90US6087; USSNs 429,770;
                                                                                                 429,755
Canada:      CA 2072148 filed 10/24/90                 CA 2072148 issued 05/01/91                Priority: USSNs 429,770; 429,755
Spain:       EP 90300340 filed 01/11/90                ES 2050096 issued 05/16/94                Priority: USSN 429,755
Finland:     FL 921932 filed 04/29/92                  FI 9201932 issued 04/29/92                Priority: US6087; USSNs 429,770;
                                                                                                 429,755

Hungary:     HU 921465 filed 10/24/90                  HU 9201465 issued 07/28/92                Priority: USSNs 429,770; 429,755
Israel:      IL 96148 filed 10/29/90                   IL 964148 issued 07/18/91                 Priority: USSNs 429,770; 429,755
Japan:       JP 91501917 filed 10/24/90                JP 5504338 issued 07/08/93                Priority: 90US6087; USSNs 429,770;
                                                                                                 429,755

Monaco:      MC 6087 filed 10/24/90                    MC 2204 issued 11/26/94                   Priority: USSNs 429,770; 429,755
Norway:      NO 921686 filed 04/29/92                  NO 9201686 issued 04/29/92                Priority: 90US6087; USSNs 429,770;
                                                                                                 429,755

Portugal:    PT 95729 filed 10/29/90                   PT 95729 issued 09/13/91                  Priority:  USSNs 429,770; 429,755
S. Africa:   ZA 908603 filed 10/26/90                  ZA 9008603 issued 08/28/91                Priority:  USSN 429,770


[* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]

                            CONTAINER PATENT SUMMARY


INSITE PATENTS                                        Patent/Application      Date      Filed/Issued/Allowed

1.        LIQUID DROPLET DISPENSING APPARATUS            5,040,706  P       08/20/91              1
          (UTILITY)

2.        LIQUID DROPLET DISPENSING APPARATUS             D322,313  P       12/10/91              1
          (DESIGN)

             STATUS OF LIQUID DROPLET DISPENSER FOR THE EYE (Design)

INVENTORS:   Nicholas F. Talesfore


   COUNTRY                   SERIAL NO.             FILING DATE             PATENT NO.            ISSUE DATE                 STATUS
United States                07/366,029            June 14, 1989            D322,313              December 10, 1991          Issued
Australia                    196490                June 21, 1990            111102                May 23, 1991               Issued
Benelux                      6528600               February 28, 1990        1995800               February 28, 1990          Issued
Canada                       0504902               April 5, 1990            67311                 October 25, 1990           Issued
Switzerland                  118158                March 1, 1990            118158                March 1, 1990              Issued
Germany                      M90016076             March 1, 1990            M90016076             December 20, 1990          Issued
Spain                        122487                June 28, 1990            122487                February 22, 1991          Issued
France                       901578                March 8, 1990            901578                March 8, 1990              Issued
United Kingdom               2005079               March 1, 1990            2005079               July 24, 1990              Issued
Ireland                      29690                 March 8, 1990            D8969                 June 20, 1990              Issued
Israel                       16630                 June 20, 1990            16630                 January 7, 1991            Issued
Italy                        20837B90              March 16, 1990           58334                 February 24, 1993          Issued
Japan                        0086691990            March 14, 1990           849012                June 26, 1992              Issued
New Zealand                  23332                 June 16, 1990            23332                 November 28, 1990          Issued
Phillipines                  D7713                 October 2, 1990          D5176                 November 5, 1991           Issued
Sweden                       900452                March 1, 1990            49069                 January 23, 1991           Issued

            STATUS OF LIQUID DROPLET DISPENSER FOR THE EYE (Utility)

INVENTORS:  Jeffrey P. Davis, Roy D. Archibald, Christa D. Nicholas,
            S.K. Chandrasekaran


  COUNTRY                  SERIAL NO.       FILING DATE        PATENT NO.        ISSUE DATE               STATUS
United States              07/324,793      March 17, 1989      5,040,706       August 20, 1991            Issued
Austria                    90958158        March 2, 1990       E85761          February 17, 1993          Issued
Australia                  5773390         June 21, 1990       619989          June 9, 1992               Issued
Belgium                    90958158        March 2, 1990       0447496         February 17, 1993          Issued
Canada                     2011734         March 8, 1990       2011734         May 24, 1994               Issued
Switzerland                909058158       March 2, 1990       0447496         February 17, 1993          Issued
Germany                    90858158        March 2, 1990       69000356        February 17, 1993          Issued
Denmark                    909058158       March 2, 1990       0447496         February 17, 1993          Issued
European Patent Convent    909058158       March 2, 1990       0447496         February 17, 1993          Issued
Spain                      909058158       March 2, 1990       0447496         February 17, 1993          Issued
Spain                      9002045         June 29, 1990       9002045         January 23, 1992           Issued
France                     909058158       March 2, 1990       0447496         February 17, 1993          Issued
United Kingdom             90958158        March 2, 1990       0447496         February 17, 1993          Issued
Italy                      909058158       March 2, 1990       0447496         February 17, 1993          Issued
Japan                      2505442         March 2, 1990       1922786         April 7, 1995              Issued
Luxembourg                 909058158       March 2, 1990       0447496         February 17, 1993          Issued
Netherlands                90958158        March 2, 1990       0447496         February 17, 1993          Issued
New Zealand                234140          June 19, 1990       234140          May 24, 1993               Issued
Phillipines                41324           October 5, 1990     26430           July 15, 1992              Issued
Sweden                     909058158       March 2, 1990       0447496         February 17, 1993          Issued

                                 SCHEDULE 2.2(a)

                                    SERVICES

* Preparation of protocols governing stability testing of product and drug substance.

* Develop specifications for drug substance and drug product (and components thereof) and analytical assays methods validation.

*    Stability testing of drug substance and product, and validation thereof.

* Response to FDA questions/comments on NDA filed by InSite relating to data and information provided by B&P.

* Supervision of pre-approval inspection by FDA and provision of such other regulatory support and assistance as is reasonably requested by InSite and necessary to obtain FDA approval of the NDA.

* Validation of product manufacturing process before submission of NDA by InSite.

* Manufacture of three (3) QA/QC-released lots for NDA registration purposes and stability studies to support NDA submission and approval.

*    Validation of sterilization of drug product.